Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-54394) pertaining to the Input/Output, Inc. Amended 1990 Stock Option Plan and Amended and Restated 1991 Outside Directors’ Stock Option Plan,
(2)	Registration Statement (Form S-8 No. 33-46386) pertaining to the Input/Output, Inc. 1990 Restricted Stock Plan, 1990 Stock Option Plan and 1991 Directors’ Stock Option Plan,
(3)	Registration Statement (Form S-8 No. 33-85304) pertaining to the Input/Output, Inc. Amended 1990 Stock Option Plan and the Input/Output, Inc. Amended and Restated 1991 Outside Directors Stock Option Plan,
(4)	Registration Statement (Form S-8 No. 333-14231) pertaining to the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan,
(5)	Registration Statement (Form S-8 No. 333-24125) pertaining to the Input/Output, Inc. Employee Stock Purchase Plan,
(6)	Registration Statement (Form S-8 No. 333-80297) pertaining to the Input/Output, Inc. 1998 Restricted Stock Plan,
(7)	Registration Statement (Form S-8 No. 333-80299) pertaining to the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan and the Input/Output, Inc. Amended and Restated 1996 Non-Employee Director Stock Option Plan,
(8)	Registration Statement (Form S-8 No. 333-36264) pertaining to the Input/Output, Inc. 2000 Restricted Stock Plan,
(9)	Registration Statement (Form S-8 No. 333-49382) pertaining to the Input/Output, Inc. 2000 Long-Term Incentive Plan,
(10)	Registration Statement (Form S-8 No. 333-60950) pertaining to the Input/Output, Inc. Non-Employee Directors’ Retainer Plan,
(11)	Registration Statement (Form S-8 No. 333-112677) pertaining to the Input/Output, Inc. 2003 Employee Stock Option Plan,
(12)	Registration Statement (Form S-8 No. 333-116355) pertaining to the GX Technology Corporation Employee Stock Option Plan,
(13)	Registration Statement (Form S-8 No. 333-117716) pertaining to the Input/Output, Inc. Concept Systems Employment Inducement Stock Option Program,
(14)	Registration Statement (Form S-8 No. 333-123831) pertaining to the Input/Output, Inc. GX Technology Corp. Employment Inducement Stock Option Program and the Input/Output, Inc. April 2005 Inducement Equity Program,
(15)	Registration Statement (Form S-8 No. 333-125655) pertaining to the Input/Output, Inc. 2004 Long-Term Incentive Plan,
(16)	Registration Statement (Form S-8 No. 333-135775) pertaining to the Input/Output, Inc. Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,
(17)	Registration Statement (Form S-3 No. 333-112263) of Input/Output, Inc.,
(18)	Registration Statement (Form S-3 No. 333-115345) of Input/Output, Inc., and
(19)	Registration Statement (Form S-3 No. 333-123632) of Input/Output, Inc.
of our reports dated March 14, 2007, with respect to the consolidated financial statements and schedule of Input/Output, Inc. and subsidiaries, Input/Output, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Input/Output, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Houston, Texas
March 14, 2007